Hyperfine Reports Third Quarter 2022 Financial Results

GUILFORD, Connecticut, November 10, 2022 (GLOBE NEWSWIRE) – Hyperfine, Inc. (Nasdaq: HYPR), the creator of Swoop®, the world's first FDA-cleared portable MRI system™, today reported financial results for the quarter ended September 30, 2022 and provided a business update. Management will host a corresponding conference call today at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time.

“We continue to build awareness of Swoop’s immense value proposition, deepen our customer relationships, and drive adoption in new hospitals. We are also exercising rigorous financial discipline while prioritizing investments in R&D to optimize our software and A.I. capabilities to best meet the clinical uses we are pursuing,” said Maria Sainz, President and CEO of Hyperfine. “We are pleased to have placed 10 commercial systems in the third quarter and are continuing to build our pipeline into year-end and beyond.”

Third Quarter 2022 Financial Results

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Revenues for the third quarter of 2022 were $2.348 million, compared to $0.371 million in the third quarter of 2021.
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Gross margin for the third quarter of 2022 was $0.688 million, compared to $(0.338) million in the third quarter of 2021.
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Research and development expenses for the third quarter of 2022 were $7.338 million, compared to $6.438 million in the third quarter of 2021.
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Sales, marketing, general, and administrative expenses for the third quarter of 2022 were $6.632 million, compared to $9.614 million in the third quarter of 2021.
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Net loss for the third quarter was $13.171 million, equating to a net loss of $0.19 per share, as compared to a net loss of $16.392 million, or a net loss of $8.66 per share, for the third quarter of 2021.

Nine Months Financial Results

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Revenues for the nine months ended September 30, 2022 were $5.390 million, compared to $1.060 million in the nine months ended September 30, 2021.
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Gross margin for the nine months ended September 30, 2022 was $0.607 million, compared to $(0.714) million in the nine months ended September 30, 2021.
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Research and development expenses for the nine months ended September 30, 2022 were $22.937 million, compared to $16.949 million in the nine months ended September 30, 2021.
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Sales, marketing, general, and administrative expenses for the nine months ended September 30, 2022 were $37.915 million, compared to $21.118 million in the nine months ended September 30, 2021.
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Net loss for the nine months ended September 30, 2022 was $60.105 million, equating to a net loss of $0.85 per share, as compared to a net loss of $38.766 million, or a net loss of $22.56 per share, for the nine months ended September 30, 2021.

Commercial System Installations

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Hyperfine installed 10 commercial Swoop systems in the third quarter, bringing total year-to-date commercial installations* to 30 systems.
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Hyperfine has now installed 57 commercial systems launch-to-date and maintains a total installed base* of 100 systems globally.

* The Swoop total installed base consists of three components: Commercial system installations (which make up total revenue), grant fulfillment installations, and research unit installations. The Swoop total installed base (or total installed units) is the number of Swoop devices deployed to hospitals, other healthcare providers, and research institutions. We view the total installed base as a key metric of the growth of our business and is measured from period over period.

2022 Financial Guidance

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Management expects revenue for the full year 2022 to be $7 million to $8 million.
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Management expects 35 to 45 commercial units installed in 2022.

Conference Call

Hyperfine will host a conference call at 1:30 p.m. PST / 4:30 p.m. ET today to discuss its third quarter 2022 financial results and provide a business update. Those interested in listening should register online by visiting https://investors.hyperfine.io/ and clicking on News & Events. Participants are encouraged to register more than 15 minutes before the start of the call. A live and archived audio webcast will be available through the Investors page of Hyperfine’s corporate website at https://investors.hyperfine.io/.

About Hyperfine

Hyperfine, Inc. is the groundbreaking medical device company that created Swoop®, the world’s first FDA-cleared portable MRI system™. Hyperfine designed Swoop to enable rapid diagnoses and treatment for every patient regardless of income, resources, or location, pushing the boundaries of conventional imaging technology and expanding patient access to life-saving care. The Swoop Portable MR Imaging System™ produces high-quality images at a lower magnetic field strength, allowing clinicians to quickly scan, diagnose, and treat patients in various clinical settings. Swoop can be wheeled directly to the patient’s bedside, plugged into a standard electrical wall outlet, and controlled by an iPad®. Designed as a complementary system to conventional MRIs at a fraction of the cost, Swoop captures images in minutes, providing critical decision-making capabilities in emergency departments, operating rooms outside the sterile field, and intensive care units, among others.

Investor Contact
Marissa Bych
Gilmartin Group LLC
investors@hyperfine.io

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Hyperfine’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations about Hyperfine’s financial and operating results, the benefits of Hyperfine’s products and services, and Hyperfine’s future performance and its ability to implement its strategy. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of Hyperfine’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the success, cost and timing of Hyperfine product development and commercialization activities, including the degree that Swoop is accepted and used by healthcare professionals; the impact of COVID-19 on Hyperfine’s business; the inability to maintain the listing of Hyperfine’s Class A common stock on the Nasdaq; the inability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition and Hyperfine’s ability to grow and manage growth profitably and retain its key employees; changes in applicable laws or regulations; the inability of Hyperfine to raise financing in the future; the inability of Hyperfine to obtain and maintain regulatory clearance or approval for its products, and any related restrictions and limitations of any cleared or approved product; the inability of Hyperfine to identify, in-license or acquire additional technology; the inability of Hyperfine to maintain its existing or future license, manufacturing, supply and distribution agreements and to obtain adequate supply of its products; the inability of Hyperfine to compete with other companies currently marketing or engaged in the development of products and services that Hyperfine is currently marketing or developing; the size and growth potential of the markets for Hyperfine’s products and services, and its ability to serve those markets, either alone or in partnership with others; the pricing of Hyperfine’s products and services and reimbursement for medical procedures conducted using Hyperfine’s products and services; Hyperfine’s estimates regarding expenses, future revenues, capital requirements and needs for additional financing; Hyperfine’s financial performance; and other risks and uncertainties indicated from time to time in Hyperfine’s filings with the Securities and Exchange Commission, including those under “Risk Factors” therein. Hyperfine cautions readers that the foregoing list of factors is not exclusive and that readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. Hyperfine does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

HYPERFINE, INC. AND SUBSIDIARIES

CONDENSED COMBINED AND CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

(Unaudited)

	September 30, 2022	December 31, 2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$132,482	$188,498
Restricted cash	1,259	2,662
Accounts receivable, net	2,702	553
Unbilled receivables	1,475	91
Inventory	4,002	4,310
Prepaid expenses and other current assets	1,796	1,357
Due from related parties	—	14
Total current assets	$143,716	$197,485
Property and equipment, net	3,448	3,753
Other long term assets	1,167	1,235
Total assets	$148,331	$202,473
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$741	$2,248
Deferred grant funding	1,259	2,662
Deferred revenue	1,449	730
Due to related parties	61	1,981
Accrued expenses and other current liabilities	8,949	8,115
Total current liabilities	$12,459	$15,736
Long term deferred revenue	889	510
Total liabilities	$13,348	$16,246
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Class A Common stock, $.0001 par value; 600,000,000 shares authorized; 55,515,532 and 55,277,061 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	5	5
Class B Common stock, $.0001 par value; 27,000,000 shares authorized; 15,055,288 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	2	2
Additional paid-in capital	331,401	322,540
Accumulated deficit	(196,425)	(136,320)
Total stockholders' equity	$134,983	$186,227
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$148,331	$202,473

HYPERFINE, INC. AND SUBSIDIARIES

CONDENSED COMBINED AND CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share amounts)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Sales
Device	$1,945	$200	$4,305	$521
Service	403	171	1,085	539
Total sales	$2,348	$371	$5,390	$1,060
Cost of sales
Device	$1,215	$508	$3,511	$1,420
Service	445	201	1,272	354
Total cost of sales	$1,660	$709	$4,783	$1,774
Gross margin	688	(338)	607	(714)
Operating Expenses:
Research and development	$7,338	$6,438	$22,937	$16,949
General and administrative	3,198	6,827	26,570	15,348
Sales and marketing	3,434	2,787	11,345	5,770
Total operating expenses	13,970	16,052	60,852	38,067
Loss from operations	$(13,282)	$(16,390)	$(60,245)	$(38,781)
Interest income	$170	$3	$203	$13
Other income (expense), net	(59)	(5)	(63)	2
Loss before provision for income taxes	$(13,171)	$(16,392)	$(60,105)	$(38,766)
Provision for income taxes	—	—	—	—
Net loss and comprehensive loss	$(13,171)	$(16,392)	$(60,105)	$(38,766)
Net loss per common share attributable to common stockholders, basic and diluted	$(0.19)	$(8.66)	$(0.85)	$(22.56)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	70,509,639	1,892,208	70,398,103	1,718,489

HYPERFINE, INC. AND SUBSIDIARIES

CONDENSED COMBINED AND CONSOLIDATED STATEMENT OF CASH FLOWS

(in thousands)

(Unaudited)

	Nine months ended September 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(60,105)	$(38,766)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	754	389
Stock-based compensation expense	8,859	3,131
Write-down of inventory	—	19
Payments received on net investment in lease	6	7
Changes in assets and liabilities:
Accounts receivable	(2,149)	(766)
Unbilled receivables	(1,384)	(48)
Inventory	308	(1,064)
Prepaid expenses and other current assets	(439)	(2,909)
Due from related parties	14	1,452
Other assets - related party	—	158
Other long term assets	62	(614)
Accounts payable	(1,522)	3,923
Deferred grant funding	(1,403)	1,857
Deferred revenue	1,098	956
Due to related parties	(1,920)	1,198
Accrued expenses and other current liabilities	827	2,030
Net cash used in operating activities	$(56,994)	$(29,047)
Cash flows from investing activities:
Purchases of property and equipment	(427)	(1,736)
Net cash used in investing activities	$(427)	$(1,736)
Cash flows from financing activities:
Proceeds from exercise of stock options	2	1,462
Proceeds from issuance of Series D convertible preferred stock	—	30,468
Stock issuance costs related to Series D convertible preferred stock	—	(7)
Investment from 4Bionics, LLC	—	3,516
Net cash provided by financing activities	$2	$35,439
Net (decrease) increase in cash and cash equivalents and restricted cash	(57,419)	4,656
Cash, cash equivalents and restricted cash, beginning of period	191,160	64,286
Cash, cash equivalents and restricted cash, end of period	$133,741	$68,942
Reconciliation of cash, cash equivalents, and restricted cash reported in the balance sheets
Cash and cash equivalents	$132,482	$65,475
Restricted cash	1,259	3,467
Total cash, cash equivalents and restricted cash	$133,741	$68,942
Supplemental disclosure of cash flow information:
Cash received from exchange of research and development tax credits	$—	$324
Supplemental disclosure of noncash information:
Write-off of notes receivable	$90	$—